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                                                         PART I - Exhibit 11 (b)
                                AMR CORPORATION
                         Computation of Loss per Share
                             Assuming Full Dilution
                    (in millions, except per share amounts)


                                                              1993             1992             1991
                                                           ---------        ---------        ---------
NET LOSS                                                   $    (110)       $    (935)       $    (240)

  Less Preferred Dividend Requirement                            (60)               -                -
                                                           ---------        ---------        ---------
LOSS APPLICABLE TO COMMON SHARES                           $    (170)       $    (935)       $    (240)
                                                           =========        =========        =========

SHARES, AS ADJUSTED:
      Average number of shares outstanding                        76               75               75
      Add shares issued upon assumed
         exercise of dilutive options,
         stock appreciation rights and
         warrants and shares assumed
         issued for deferred stock granted                         1                -                -
      Less assumed treasury
         shares repurchased                                       (1)               -                -
                                                           ---------        ---------        ---------
SHARES, AS ADJUSTED                                               76               75               75
                                                           =========        =========        =========

Loss per share assuming full dilution                      $   (2.23)       $  (12.49)       $   (3.54)
                                                           =========        =========        =========





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